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                                                                    EXHIBIT 10.3



[BANK OF AMERICA LOGO]


                                                          AMENDMENT TO DOCUMENTS
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        SECOND AMENDMENT TO AMENDED AND RESTATED BUSINESS LOAN AGREEMENT
                          (RECEIVABLES AND INVENTORY)


This Second Amendment to Amended and Restated Business Loan Agreement (Receivables and Inventory) is entered into as of August 29, 1997, between Bank of America Texas, N.A. ("Bank") and ICO, Inc. ("Borrower").

                                    RECITALS

A. WHEREAS, Bank and Borrower have entered into that certain Amended and Restated Business Loan Agreement (Inventory and Equipment) dated February 21, 1997, and amended on June 2, 1997 and June 6, 1997 (collectively the "Agreement"); and

B. WHEREAS, Borrower and Bank desire to amend certain terms and provisions of said Agreement as more specifically hereinafter set forth.

                                     AGREED

NOW, THEREFORE, in consideration of the foregoing recitals and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank and Borrower mutually agree to amend said Agreement as follows:

1. Paragraph 9.2(e) (Financial Information) of the Agreement is deleted in its entirety.

2. Paragraph 9.3 (Tangible Net Worth) of the Agreement is amended in its entirety to read as follows:

         9.3 NET WORTH. To maintain on consolidated basis tangible net worth equal to at least One Hundred Twenty Million and No/100 Dollars ($120,000,000.00), which amount shall be increased on the last day of each fiscal year of the Borrower, beginning September 30, 1998, by an amount equal to 25% of the positive net income for such fiscal year.

                 "Net Worth" means the gross book value of the Borrower's assets less total liabilities, including but not limited to accrued and deferred income taxes, and any reserves against assets.

This Amendment will become effective as of the date first written above, provided that each of the following conditions precedent have been satisfied in a manner satisfactory to Bank:

         The Bank has received from the Borrower a duly executed original of this Amendment.

Except as provided in this Amendment, all of the terms and provisions of the Agreement and the documents executed in connection therewith shall remain in full force and effect. All references in such other documents to the Agreement shall hereafter be deemed to be references to the Agreement as amended hereby.

THIS WRITTEN AMENDMENT AND THE DOCUMENTS EXECUTED IN CONNECTION HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.
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IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto as of the date first written above.



BANK OF AMERICA TEXAS, N.A.                ICO, INC.


/s/ VICTOR N. TEKELL                       /s/ JON C. BIRO
_________________________________          ____________________________________
Victor N. Tekell, Vice President           Jon C. Biro, Treasurer






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